                                                                    EXHIBIT 99.1

--------------------------------------------------------------------------------
(LITTELFUSE LOGO)                                                           NEWS
--------------------------------------------------------------------------------
                                Littlefuse, Inc.
                                ------------------------------------------------
NEWS RELEASE                    800 East Northwest Highway Des Plaines, IL 60016
                                ------------------------------------------------
                                (847) 824-1188 - (847) 391-0894 - FAX #
                                ------------------------------------------------


CONTACT:  PHIL FRANKLIN,
VICE PRESIDENT, OPERATIONS SUPPORT & CFO   (847) 391-0566



                 LITTELFUSE REPORTS SECOND QUARTER 2005 RESULTS
                 ----------------------------------------------

         DES PLAINES, ILLINOIS, AUGUST 3, 2005 - Littelfuse, Inc.
(NASDAQ/NMS:LFUS) today reported sales and earnings for the second quarter of 2005.

         Sales for the second quarter of 2005 were $123.9 million, a 4% decrease from sales of $128.8 million in the second quarter of 2004. Heinrich Industrie AG, acquired in May 2004, accounted for $20.9 million of second quarter 2005 sales. Diluted earnings per share were $0.19 for the second quarter of 2005, compared to $0.46 for the second quarter of 2004.

         Excluding Heinrich, sales for the second quarter of 2005 compared to the prior year period were down 10%, with the Americas down 12%, Europe down 21% and Asia down 1%. By market and excluding Heinrich, sales for the second quarter of 2005 compared to the prior year period were down 14% for electronics, down 5% for automotive and up 8% for electrical.

         Electronic sales declined compared to the prior year quarter due to weakness in telecom end markets and lower distributor sales in both
North America and Europe. The Automotive sales decline reflected one-time sales in the prior year quarter related to an OEM recall program and slightly lower car build in North America. Electrical sales increased due to higher prices and strength in the non-construction segments of the market.

         Sales for the first six months of 2005 were $245.6 million, up 2% from sales of $240.2 million for the first six months of 2004. Diluted earnings per share were $0.38 for the first six months of 2005, compared to $0.89 per diluted share for the prior year period. Excluding Heinrich, sales for the first six months of 2005 were down 10% compared to the same period in the prior year.

         "Our second quarter performance, although well below the prior year, was similar to the first quarter and consistent with our most recent guidance." said Gordon Hunter, Chief Executive Officer. "While we are disappointed in our financial results for the first half of 2005, we believe the business is now well positioned for improved performance in the second half of the year."

         "Gross margin for the quarter was negatively impacted by $1.6 million of inventory and asset write-downs and an automotive quality charge of $0.5 million," said Phil Franklin, Chief Financial Officer.

                                     -more-

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Page 2

"Operating expenses were higher than the second quarter of the prior year due to only a partial quarter of Heinrich in 2004."

         Cash from operating activities was $12.1 million for the second quarter of 2005, compared to $16.1 million for the same period in 2004, due to the lower net income. Net capital expenditures for the second quarter of 2005 were $8.3 million, compared to $6.1 million in the second quarter of 2004, reflecting increased spending related to new products.

         Littelfuse will host a conference call today, Wednesday, August 3, 2005 at 11:00 a.m. Eastern/10:00 a.m. Central time to discuss the second quarter results. The call will be broadcast live over the Internet and can be accessed through the company's Web site: www.littelfuse.com. Listeners should go to the Web site at least 15 minutes prior to the call to download and install any necessary audio software. The call will be available for replay through September 30, 2005 and can be accessed through the Web site listed above.

         Littelfuse is a global company offering the broadest line of circuit protection products in the industry. In addition to its Des Plaines, Illinois, world headquarters, Littelfuse has research and manufacturing facilities in China, England, Germany, Ireland, Mexico, the Philippines and the United States. It also has sales, distribution and engineering facilities in Brazil, China, Germany, Hungary, the Netherlands, Japan, Korea, Taiwan, Hong Kong, Singapore and the U.S.

         For more information, please visit Littelfuse's web site at www.littelfuse.com


--------------------------------------------------------------------------------
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995.

Any forward looking statements contained herein involve risks and uncertainties, including, but not limited to, product demand and market acceptance risks, the effect of economic conditions, the impact of competitive products and pricing, product development and patent protection, commercialization and technological difficulties, capacity and supply constraints or difficulties, exchange rate fluctuations, actual purchases under agreements, the effect of the company's accounting policies, labor disputes, restructuring costs in excess of expectations and other risks which may be detailed in the company's Securities and Exchange Commission filings.
--------------------------------------------------------------------------------


                                     -more-

                                LITTELFUSE, INC.
                         Sales by Market and Geography*
                              (Dollars in Millions)

                              SECOND QUARTER                 YEAR-TO-DATE
                      ----------------------------   ---------------------------
                                            %                               %
                       2005       2004    CHANGE      2005       2004     CHANGE
                      ------     ------   ------     ------     ------    ------
MARKET
Electronics           $ 66.9     $ 77.5     -14%     $130.2     $152.4     -15%
Automotive              25.3       26.7      -5%       51.1       54.5      -6%
Electrical              10.8       10.0       8%       20.8       18.7      11%
                      ------     ------    ----      ------     ------     ---
         Subtotal      103.0      114.2     -10%      202.1      225.6     -10%
Heinrich                20.9       14.6      43%       43.5       14.6     198%
                      ------     ------    ----      ------     ------     ---

         TOTAL        $123.9     $128.8      -4%     $245.6     $240.2       2%
                      ======     ======    ====      ======     ======     ===


                              SECOND QUARTER                 YEAR-TO-DATE
                      ----------------------------   ---------------------------
                                            %                               %
                       2005       2004    CHANGE      2005       2004     CHANGE
                      ------     ------   ------     ------     ------    ------
GEOGRAPHY
Americas              $ 49.4     $ 55.7     -11%     $ 99.6     $108.9     -9%
Europe                  31.9       30.9       3%       66.4       51.8     28%
Asia Pacific            42.6       42.2       1%       79.6       79.5     --
                      ------     ------   -----      ------     ------     --

         TOTAL        $123.9     $128.8      -4%     $245.6     $240.2      2%
                      ======     ======   =====      ======     ======     ==




* Certain prior year amounts have been reclassified to conform to the current year presentation.


                                     -more-

                                LITTELFUSE, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                (in thousands, except per share data, unaudited)


                                                              For the Three Months Ended     For the Six Months Ended
                                                              --------------------------     ------------------------
                                                                JULY 2,        July 3,         JULY 2,       July 3,
                                                                 2005           2004            2005           2004
                                                               ---------      ---------      ---------      ---------
Net sales ................................................     $ 123,867      $ 128,759      $ 245,555      $ 240,177
Cost of sales ............................................        86,212         84,580        168,209        156,193
                                                               ---------      ---------      ---------      ---------
Gross profit .............................................        37,655         44,179         77,346         83,984
Selling, general and administrative
    expenses .............................................        25,435         23,572         52,549         44,115
Research and development expenses ........................         4,705          4,156          9,443          7,337
Amortization of intangibles ..............................           463            470          1,094            809
                                                               ---------      ---------      ---------      ---------
Operating income .........................................         7,052         15,981         14,260         31,723
Interest expense .........................................           580            492          1,059            918
Other income .............................................           (98)          (768)          (232)          (461)
                                                               ---------      ---------      ---------      ---------
Income before income taxes
    and minority interest ................................         6,570         16,257         13,433         31,266

Minority interest ........................................            (5)            60              2             60
Income taxes .............................................         2,318          5,853          4,735         11,256
                                                               ---------      ---------      ---------      ---------
Net income ...............................................     $   4,257      $  10,344      $   8,696      $  19,950
                                                               =========      =========      =========      =========
Net income per share:
    Basic ................................................     $    0.19      $    0.47      $    0.39      $    0.90
                                                               =========      =========      =========      =========
    Diluted ..............................................     $    0.19      $    0.46      $    0.38      $    0.89
                                                               =========      =========      =========      =========

Weighted average shares and equivalent shares outstanding:
    Basic ................................................        22,423         22,180         22,453         22,107
                                                               =========      =========      =========      =========
    Diluted ..............................................        22,613         22,684         22,681         22,515
                                                               =========      =========      =========      =========


                                     -more-

                                LITTELFUSE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands, unaudited)


                                                       JULY 2, 2005     January 1, 2005
                                                       ------------     ---------------
ASSETS:
Cash and cash equivalents ........................     $     32,647        $ 28,583
Receivables ......................................           80,971          77,726
Inventories ......................................           71,250          79,080
Deferred income taxes ............................           20,448          17,056
Other current assets .............................            8,575           6,804
                                                       ------------        --------

Total current assets .............................          213,891         209,249

Property, plant, and equipment, net ..............          139,314         136,465
Intangible assets, net ...........................           17,760          19,052
Goodwill .........................................           54,534          55,249
Investments ......................................            5,138           4,886
Other assets .....................................              410             408
                                                       ------------        --------

    Total assets .................................     $    431,047        $425,309
                                                       ============        ========

LIABILITIES AND SHAREHOLDERS' EQUITY:

Current liabilities excluding current portion
    of long-term debt ............................     $     66,322        $ 82,196
Current portion of long-term debt ................           42,959          32,958
                                                       ------------        --------

Total current liabilities ........................          109,281         115,154

Long-term debt ...................................            1,544           1,364
Deferred income taxes ............................            8,649           8,573
Accrued post-retirement benefits .................           19,481          20,417
Other long-term liabilities ......................           13,949           7,081
Minority interest ................................            2,668           2,636
Shareholders' equity .............................          275,475         270,084
                                                       ------------        --------

   Total liabilities and shareholders' equity ....     $    431,047        $425,309
                                                       ============        ========

Common shares issued and outstanding
    of 22,453,183 and 22,549,595,
    at July 2, 2005, and January 1, 2005, respectively

                                     -more-

                                LITTELFUSE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands, unaudited)


                                                                For the Three               For the Six
                                                                 Months Ended               Months Ended
                                                            ----------------------      ----------------------
                                                             JULY 2,       July 3,       JULY 2,       July 3,
                                                              2005          2004          2005          2004
                                                            --------      --------      --------      --------
Operating activities:
Net income ............................................     $  4,257      $ 10,344      $  8,696      $ 19,950
Adjustments to reconcile net income to net
     cash provided by operating activities:
     Depreciation .....................................        7,511         6,177        14,152        11,816
     Amortization .....................................          463           470         1,094           809
Changes in operating assets and liabilities:
     Accounts receivable ..............................       (4,908)       (5,597)       (6,435)      (13,818)
     Inventories ......................................        4,006         1,137         4,951        (1,233)
     Accounts payable and accrued expenses ............       (1,971)        2,189        (9,234)        1,779
     Other, net .......................................        2,759         1,407        (1,014)         (241)
                                                            --------      --------      --------      --------
Net cash provided by operating
     activities .......................................       12,117        16,127        12,210        19,062

Cash used in investing activities:
Purchases of property, plant, and equipment ...........       (8,266)       (6,059)      (16,964)       (9,051)
Acquisitions, net of cash acquired ....................         (991)      (32,807)       (1,019)      (32,807)
Sale of property, plant & equipment ...................            -             -             -             -
Sale (purchase) of marketable securities, net .........            -             -             -             -
                                                            --------      --------      --------      --------
Net cash used in investing activities .................       (9,257)      (38,866)      (17,983)      (41,858)

Cash provided by (used in) financing activities:
     Proceeds from long-term debt .....................       10,895        32,000        25,951        32,000
     Payments of long-term debt .......................      (10,000)       (3,008)      (15,213)       (3,047)
     Proceeds from repayment of notes receivable,
           common stock ...............................           12             -         3,533             -
     Proceeds from exercise of stock options ..........          214         6,425           675         8,309
     Purchase of treasury stock .......................            -             -        (3,199)            -
                                                            --------      --------      --------      --------
Net cash provided by financing activities .............        1,121        35,417        11,747        37,262

Effect of exchange rate changes on cash ...............         (724)       (2,189)       (1,910)       (2,210)
                                                            --------      --------      --------      --------
Increase in cash and cash equivalents .................        3,257        10,489         4,064        12,256

Cash and cash equivalents at beginning
     of period ........................................       29,390        23,895        28,583        22,128
                                                            --------      --------      --------      --------

Cash and cash equivalents at end of period ............     $ 32,647      $ 34,384      $ 32,647      $ 34,384
                                                            ========      ========      ========      ========


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